UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

comScore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Revised Compensation Arrangements

On March 29, 2012, after review of the Company’s compensation of its executives in comparison to its peers, and with input from the its outside compensation consultants, the Compensation Committee (the “Committee”) of the Board of Directors of comScore, Inc. (the “Company”) approved the following for the Company’s named executive officers: (i) base salaries for 2012 to be effective as of April 1, 2012; (ii) stock-based awards to supplement salary and as a retention tool; (iii) short-term stock-based performance awards based on 2012 annual performance; (iv) long-term stock-based performance awards based on 2012 annual performance; and (v) stock-based awards for our Chief Executive Officer.

				Value of Performance- Based Stock Bonus for Annual Performance at Time of Grant		Value of Performance- Based Stock Bonus for Annual Performance at Time of Grant
Name and Principal Position	2012 Base Annualized Salary		Share Awards to Supplement Salary and Retain Executives	Target	Maximum	Target	Maximum
Magid M. Abraham, Ph.D. Chief Executive Officer and Director	$500,000	*	**	**	**	**	**
Kenneth J. Tarpey Chief Financial Officer	350,000		35,000	$109,375	$218,750	$328,125	$656,250
Gian M. Fulgoni Executive Chairman of the Board of Directors	375,000	*	35,000	300,000	600,000	900,000	1,800,000
Gregory T. Dale Executive Vice President, International	298,000		20,000	59,000	118,000	177,000	354,000
Christiana L. Lin Executive Vice President, General Counsel and Chief Privacy Officer	275,000		25,000	68,750	137,500	206,250	412,500

*	In lieu of receiving a cash salary, each of Dr. Abraham and Mr. Fulgoni will receive an award of common stock with a value equal to the amount of salary foregone by each, less amounts paid to them in cash during 2012 to cover health benefits, based on the closing price of our common stock as reported on the NASDAQ Global Market at the close of trading on December 31, 2012. The amount of shares to be delivered will be reduced by the number of shares necessary to satisfy applicable tax withholding.
**	Dr. Abraham’s incentive-based compensation is based on different terms than the other named executive officers as described below under the heading “Additional Arrangements for Chief Executive Officer.”

Stock Awards to Supplement Salary and Retain Executives

The above-referenced stock awards were granted on March 29, 2012. 25% of the number of shares subject to the stock awards shall vest on March 15, 2013, and 25% of the shares subject to the award will vest annually thereafter on the same calendar day of each year until the full amount of the award is vested, subject to continued employment through each of the vesting dates. The purpose of these awards was to improve the competitiveness of the total direct compensation and retention incentives for the Company’s named executive officers.

Performance-Based Awards

The short- and long-term performance-based awards are subject to the following terms:

The Committee has established stock-based performance awards to be earned based on Company and individual performance. The Company targets relate to revenue and operating income goals. Once the Committee determines the value of an that award has been achieved, the executive will become eligible to earn the number of shares determined by dividing the amount by the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on the date of determination. Executives must remain employed through the date that the Committee makes its determinations in order to earn the awards. The Committee, in its sole discretion, has the right to amend, supplement, supersede or cancel the bonus program for any reason, and has reserved the right to determine whether and when to pay out any awards, regardless of actual achievement of the performance targets.

Shares to be issued with respect to amounts earned with respect to short-term incentives will be vested on the date of issuance. One-third of the number of shares the Committee deems eligible to be earned with respect to long-term incentives will vest immediately upon the date of determination, and the remaining two-thirds of the shares subject to the award will be eligible to vest ratably on each anniversary of the date the Committee makes its determinations until the full amount of the award is vested, subject to continued employment through each of the vesting dates.

Additional Arrangements for Chief Executive Officer

In view of the expected expiration of the performance options granted on May 4, 2010 and with the intention to motivate Dr. Abraham to drive long-term Company performance, incentivize achievement above established long-term performance goals, and promote Dr. Abraham’s retention, on March 29, 2012, the Committee approved the following for Dr. Abraham, the Company’s Chief Executive Officer, in addition to the terms described in the foregoing.

CEO Retention Grant

On March 29, 2012, Dr. Abraham received a restricted stock award covering 210,000 shares of the Company’s common stock. The shares will vest as to 70,000 on each of March 30, 2013, 2014 and 2015, subject to Dr. Abraham’s continued employment on each of the respective vesting dates.

CEO Performance Grant

On March 29, 2012, Dr. Abraham became eligible to earn up to 580,000 shares of the Company’s common stock in the form of restricted stock and restricted stock units (the “Performance Award”) based on achievement of revenue and adjusted EBITDA goals during 2012, 2013 and 2014, with the revenue and adjusted EBITDA milestones each carrying a 50% weight. For the Company’s 2012 fiscal year, the target performance metrics for 100% achievement will be consistent the 2012 Revenue and Adjusted EBITDA forecasts previously disclosed by the Company on February 14, 2012. Revenue and adjusted EBITDA goals for 2013 and 2014 will be established during the first quarter of the applicable performance period. Assuming achievement of 100% of the target performance metrics in each case over a three-year period, Dr. Abraham would be eligible to vest in 290,000 total shares, and in any given year 96,666 shares. Assuming achievement of 200% of the target performance metrics in each case over a three-year period, the maximum number permitted under the arrangement, Dr. Abraham is eligible to vest in 580,000 total shares, and in any given year, 193,334 shares.

The Company expects that the above-described changes made to compensation at 100% achievement will have an incremental increase to estimated 2012 stock-based compensation costs previously disclosed by the Company on February 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Financial Officer

Date: April 3, 2012